Exhibit 99.1

ECP Environmental Growth Opportunities Corp. Announces the Separate Trading of its Class A Common Stock and Warrants, Commencing April 1, 2021

Summit, NJ -- (April 1, 2021) – ECP Environmental Growth Opportunities Corp. (the “Company”) announced that, commencing April 1, 2021, holders of the units sold in the Company’s initial public offering (the “Units”) may elect to separately trade the shares of Class A common stock and warrants included in the Units. The shares of Class A common stock and warrants that are separated will trade on the NASDAQ Stock Market LLC (“NASDAQ”) under the ticker symbols “ENNV” and “ENNVW,” respectively. Those Units not separated will continue to trade on NASDAQ under the ticker symbol “ENNVU.”

The Units were initially offered by the Company in an underwritten offering. Barclays, Morgan Stanley and BMO Capital Markets acted as book runners for the offering.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission (“SEC”) and became effective on February 8, 2021.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT ECP ENVIRONMENTAL GROWTH OPPORTUNITIES CORP.

ECP Environmental Growth Opportunities Corp. is a special purpose acquisition company formed by Energy Capital Partners Management, LP for the purpose of entering into a merger, stock purchase, or similar business combination with one or more businesses. The strategy of ECP Environmental Growth Opportunities Corp. is to identify and acquire businesses located in North America that concentrate on combatting climate change by decreasing the carbon intensity of energy production, increasing the efficiency of industrial and consumer-related activities, expanding electricity storage and distribution, and improving the overall sustainability of the economy through efforts to lower pollution and increase beneficial reuse.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute "forward-looking statements." Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and prospectus for the offering filed with the SEC. Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:
Emily Zovko

Telephone: (833) ECP-ENNV

Email: info@ecpennv.com